UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2021 (July 2, 2021)

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LOAN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 2, 2021, Manhattan Bridge Capital, Inc. (the “Company”) entered into a consent and amendment letter agreement (the “Amendment”), with respect to its Amended and Restated Credit and Security Agreement, as amended (the “Credit Agreement”), with Webster Business Credit Corporation (the “Bank”), Flushing Bank (“Flushing”), Mizrahi Tefahot Bank Ltd. (“Mizrahi” and together with the Bank, Flushing and Mizrahi, the “Lenders”) and Assaf Ran, as guarantor.

Pursuant to the terms of the Amendment, each of the Company and the Lenders agreed to amend the definition of a “Change of Control” in clause (a) of such provision, as defined in Annex One of the Credit Agreement, to provide that Mr. Ran would be required to own at least twenty (20%) of the equity interests of the Company, on a fully diluted basis. Prior to the Amendment, Mr. Ran was required to own at least twenty seven (27%) of the equity interests of the Company, on a fully diluted basis.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated into this Item 7.01 by reference, is a corporate presentation of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Corporate Presentation (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Date: July 6, 2021	By:	/s/ Assaf Ran
	Name:	Assaf Ran
	Title:	President and Chief Executive Officer